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Cincinnati, Ohio   45201-5340

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INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULES

Stockholders and Board of Directors
ACCESS Corporation
Cincinnati, Ohio


We have audited the financial statements of ACCESS Corporation as of April 30, 1995 and 1994, and for each of the three years in the period ended April 30, 1995, and have issued our report thereon dated May 31, 1995; such financial statements and report are included in your 1995 Annual Report to the Stockholders and are incorporated herein by reference. Our audits also included the financial statement schedule of ACCESS Corporation, listed in Item 14 of Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP
Cincinnati, Ohio
May 31, 1995